Exhibit 10.4
SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Ramzi Haidamus (“Executive”) and Dolby Laboratories, Inc., a Delaware corporation, and its direct and indirect subsidiaries (together, the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Executive was employed by the Company as an at-will employee;
WHEREAS, Executive signed an Employee Proprietary Rights and Non-Disclosure Agreement with the Company on September 27, 1996 and on June 20, 1997, and an Employee Proprietary Rights and Non-Disclosure Agreement and Conflict of Interest Policy with the Company on March 8, 1999 (collectively the “Confidentiality Agreements”);
WHEREAS, Executive signed a Policy Regarding Reporting of Financial and Accounting Concerns, an Acknowledgement of Receipt of Code of Business Conduct and Ethics, and an Employee Handbook (collectively the “Business Policies”);
WHEREAS, the Company and Executive have entered into Stock Option Agreements, dated March 16, 2009, December 15, 2011, August 15, 2012 and December 21, 2012, granting Executive options to purchase shares of the Company’s common stock and the Company and Executive have entered into Restricted Stock Unit Agreements dated February 8, 2010, December 15, 2010, December 15, 2011, August 10, 2012, August 15, 2012 and December 21, 2012, representing the contingent right of Executive to receive shares of the Company’s common stock upon vesting, subject to the terms and conditions of the Company’s 2005 Stock Plan, Stock Option Agreements and Restricted Stock Unit Agreements (collectively the “Stock Agreements”);
WHEREAS, the Executive’s employment with the Company will terminate effective the earlier of i) March 31, 2014; or ii) the date on which Executive engages in New Employment (as defined in Paragraph 1.b. herein), without the Company’s Consent (as defined in Paragraph 1.c. herein) (in either case, the “Separation Date”);
WHEREAS, Executive will continue to perform services for the Company through and including the date the Parties sign the Agreement (the “Transition Commencement Date”), except as otherwise requested by the Company, after which Executive will continue to provide certain transitional services as set forth in Paragraph 1(a) as an employee of the Company through and including the Separation Date (the “Transition Services”); and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Transition Services. The Parties agree that Executive shall remain employed by the Company (but shall no longer be an officer of the Company) between the Transition Commencement Date and the Separation Date for the limited purpose of transitioning Executive’s duties, subject to Executive’s compliance with the terms of this Agreement, the Confidentiality Agreements, and the Business Policies, including but not limited to the Company’s Code of Conduct, and any other Company policies governing employee conduct (the “Transition Period”).

a.    Transition Period Duties. During the Transition Period, Executive agrees to provide assistance with respect to the Company’s transition to new management as reasonably requested by the Company. Executive agrees to remain generally accessible to the Company by phone, personal email, or other standard communication means, and, upon reasonable notice in person, to cooperate with the Company to the extent reasonably requested. During the Transition Period, Executive acknowledges and agrees that he is not authorized to act as an agent of the Company in any way outside the scope of Transition Services requested by the Company.

b.    New Employment. Executive agrees to inform the Company within three (3) days of any New Employment. Nothing in the previous paragraph shall prevent Executive from engaging in New Employment during the Transition Period. However, and except where Company has provided Consent, in the event that Executive elects to engage in self-employment or accepts an offer to provide any work, labor, services, or assistance to any other person or entity (other than for the Company) whether as a compensated or uncompensated employee, contractor, consultant, partner, investor, advisor, or otherwise (the “New Employment”) prior to March 31, 2014, any consideration being provided to Executive by the Company will immediately cease and he will not be eligible to receive any further payments or benefits under this Agreement. Notwithstanding any provision herein to the contrary, the term “New Employment” shall not include the performance of any services without compensation or remuneration (other than reimbursement of out of pocket expenses) provided to any charitable, educational or religious organization or institution that is not-for-profit, provided that such services are not inconsistent with the interests of the Company. In addition, should Executive engage in New Employment before December 31, 2013 (without the Company’s Consent), he will no longer be eligible for the consideration provided in exchange for the Supplemental Release, as defined herein. Similarly, should Executive engage in New Employment before March 31, 2014 (without the Company’s Consent), he will no longer be eligible for the consideration provided in exchange for the Final Release, as defined herein.

c.    Consent to New Employment. Notwithstanding the foregoing, Executive will continue to be eligible to receive the consideration provided herein if the Company consents in advance and in writing to such New Employment. The Company will have the sole and absolute discretion with respect to whether to provide such consent (the “Consent”).

d.    Termination for Cause. This Agreement does not alter the Company’s right to terminate Executive for Cause. In the event that Executive is terminated for Cause (as defined in the 2005 Stock Plan) all payments and benefits provided under this Agreement and in exchange for the Transition Services that have not already been earned will immediately cease and Executive will no longer be eligible for the consideration provided in exchange for his execution and non-revocation of the Supplemental Release or the Final Release.

2.    Consideration. Subject to the provisions of Section 1, Executive will be entitled to the following:

a.    Transition Services Phase One Compensation. For the first three (3) months following the Effective Date of this Agreement (“Phase 1”), the Company will continue to pay Executive his current base salary, and Executive will remain eligible for such standard Company-sponsored benefits as made generally available to employees of the Company, except as amended herein and to the extent permitted under the terms of the Company’s benefit plans. The Company agrees to pay Executive any accrued but unused paid time off on the last day of Phase 1.

b.    Transition Services Phase Two Compensation. Following the third month anniversary of the Effective Date of this Agreement through and including the Separation Date (“Phase 2”), the Company agrees to pay Executive a part-time salary in the amount of Ten Thousand Dollars ($10,000) per month. Executive will remain eligible for such standard Company-sponsored benefits as made generally available to employees of the Company during Phase 2, except as amended herein and to the extent permitted under the terms of the Company’s benefit plans.

c.    Pro-Rata Performance Bonus. Provided Executive is an employee of the Company at the time the Pro Rata Bonus is paid, Executive will remain eligible to earn an annual bonus for the current fiscal year ending on or around September 30, 2013, based upon achievement of the related performance metrics, as determined by the Compensation Committee of the Board of Directors pursuant to the terms of the 2013 Executive Annual Incentive Plan; provided however, that Executive shall only be eligible to receive an annual bonus equal to fifty percent (50%) of what he otherwise would have received had he remained a full-time employee through the bonus payment date (the “Pro Rata Bonus”). The Pro Rata Bonus will be paid at the time and manner in which such bonuses are normally paid to senior executives of the Company. For purposes of clarity, Executive will not be eligible to earn any bonuses after the close of the current fiscal year.

d.    Equity Awards. The Parties agree that Executive’s Stock Agreements that are subject to vesting will continue to vest during the Transition Period, subject to the terms of the Agreement (provided that shares subject to the August 2012 Awards shall only vest as provided in the Supplemental Release). The exercise of Executive’s vested options and settlement of restricted stock unit award shares shall continue to be governed by the terms and conditions of the Stock Agreements.

e.    Outplacement Services. Following the Effective Date of the Supplemental Release (as defined in Paragraph 1.f.), the Company agrees to pay up to an aggregate total of Twenty Five Thousand Dollars ($25,000) to (i) Right Management Inc. and/or (ii) Executive Edge (together, the “Outplacement Providers”) in relation to Executive’s personal use of the Outplacement Providers’ transition, coaching, and/or outplacement services (the “Outplacement Services”). Payment for Outplacement Services shall be made by the Company directly to the Outplacement Providers.

f.    Supplemental Release. The Parties agree to sign the Supplemental Release attached hereto as Exhibit A (the “Supplemental Release”). Provided that Executive has signed the Supplemental Release, the Company agrees to counter-sign the Supplemental Release on or after December 31, 2013, but no later than January 22, 2014. Executive agrees he will not sign the Supplemental Release until on or after December 31, 2013, and acknowledges and agrees that any payments or benefits provided for under the Supplemental Release are expressly conditioned upon his signing and not revoking the Supplemental Release. In exchange for Executive’s execution and non-revocation of the Supplemental Release, and subject to Executive’s continued employment with the Company through December 31, 2013, the Company agrees to (i) pay Executive a lump sum of Four Hundred Fifty Thousand Dollars ($450,000), less applicable withholding; and (ii) accelerate certain equity awards as provided in the Supplemental Release. The lump sum payment will be made to Executive within ten (10) business days after the Effective Date of the Supplemental Release. For purposes of clarity, Executive will not be eligible to receive the consideration set forth in the Supplemental Release unless he complies fully with the terms of this Agreement and remains employed by the Company through December 31, 2013.

g.    Final Release. In the event that Executive continues to provide Transition Services for the Company after December 31, 2013, the Parties agree to sign a final release in the form attached hereto as Exhibit B (the “Final Release”). Executive agrees to sign and not to revoke the Final Release within 21 days of the actual Separation Date, and acknowledges and agrees that any payments or benefits provided for under the Final Release are expressly conditioned on his signing and not revoking the Final Release. Provided that Executive has signed the Final Release, the Company agrees to counter-sign the Final Release on or after March 31, 2014, but no later than April 22, 2014. In exchange for Executive’s execution and non-revocation of the Final Release, and subject to Executive’s continued employment through March 31, 2014, the Company agrees to pay Executive a lump sum payment of Forty-Two Thousand Dollars ($42,000), less applicable withholding. The lump sum payment will be made to Executive within ten (10) business days after the Effective Date of the Final Release. Executive will not be eligible to receive the consideration set forth in the Final Release unless he complies fully with the terms of this Agreement and remains employed by the Company through March 31, 2014.

h.    Payments in Lieu of COBRA. Executive’s health, dental and vision insurance benefits shall cease on the first day of Phase 2. In lieu of Company-subsidized COBRA benefits, and payable whether or not Executive and his covered dependents elect to receive COBRA benefits, commencing on the first day of Phase 2, the Company shall pay Executive $3,500 per month, on the existing payroll schedule applicable to officers of the Company, through the Separation Date.

3.    Other Benefits. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options and restricted stock units, vacation, and paid time off, shall cease as of the Separation Date, or earlier pursuant to the terms of such benefits and incidents of employment.

4.    Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, restricted stock unit awards, vesting, and any and all other benefits and compensation due to Executive. Executive further acknowledges and represents that he has received any leave to which he was entitled or which he requested, if any, under the California Family Rights Act and/or the Family Medical Leave Act, and that he did not sustain any workplace injury, during his employment with the Company.

5.    Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Immigration Reform and Control Act, as amended; the Occupational Safety and Health Act, as amended; the California Occupational Safety and Health Act, as amended; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company). Notwithstanding the foregoing, Executive acknowledges that any and all disputed wage claims that are released herein shall be subject to binding arbitration as provided herein, except as required by applicable law. Executive represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Paragraph.

6.    Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The Parties agree that any changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date.

7.    California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8.    No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.    Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

10.    Confidentiality. Until such time that the Company has publicly disclosed the terms of this Agreement, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). After the Company issues a current report on Form 8-K announcing Executive’s planned separation from the Company or otherwise publicly discloses the existence or any terms of this Agreement, (a) Executive is thereafter not obligated to maintain the confidentiality of those terms of this Agreement disclosed by the Company, and (b) Executive is permitted to disclose during the Transition Period that he plans to amicably separate from the Company pursuant to the terms of this Agreement. Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he will not publicize, directly or indirectly, any Separation Information.

11.    Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreements, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive further agrees that the Company may notify any new employer about his obligations under the Confidentiality Agreements. Executive’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company. If Executive has used any personally owned computer, server, or e-mail system (the “Computer Systems”) to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within ten (10) days after the Separation Date, Executive shall permit the Company to inspect the Computer Systems, provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those Computer Systems. Executive further agrees to provide the Company access to Executive’s system as requested to verify that the necessary copying and/or deletion is done. Executive’s timely return of all such Company documents and other property is a condition precedent to Executive’s receipt of the severance benefits provided under this Agreement.

12.    No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance. If after the Separation Date, Executive is subpoenaed or required by other legal process to assist the Company, or if the Company requests such assistance, the Company shall reimburse Executive for reasonable travel expenses, (including lodging and meals), upon Executive’s submission of receipts and will negotiate in good faith with Executive to establish a reasonable per diem rate of compensation payable to Executive in exchange for any such assistance.

13.    Conflicts of Interest. Executive specifically acknowledges and agrees that he continues to be bound by the Company’s Conflict of Interest Policy, which he signed on March 8, 1999, through and including the Separation Date. Common conflicts that must be avoided by Executive while providing Transition Services to the Company include, but are not limited to: working for a competitor, supplier, licensee or customer while employed by the Company; engaging in self-

employment in competition with the Company or soliciting competitors or customers to participate in competing outside business relationship; or using proprietary or confidential Company information for personal gain or to the Company’s detriment. If Executive is unsure whether a certain transaction, activity or relationship constitutes a conflict of interest he should discuss it with the Company’s Chief Executive Officer for clarification.

14.    Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. In the event that any future employers require information regarding Executive’s dates of employment with the Company, Executive shall direct any inquiries by potential future employers to the Company’s human resources department.

15.    Breach. In addition to the rights provided in Paragraph 25 below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreements, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Executive under this Agreement and the Confidentiality Agreements.

16.    No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

17.    Nonsolicitation. Executive agrees that for a period of twelve (12) months immediately following the Separation Date, Executive shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

18.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD

ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

20.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or the Company’s failure to withhold, or Executive’s delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

21.    Section 409A. The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

22.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

23.    No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

24.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, and except as otherwise specified in Paragraph 19 herein, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreements, the Stock Agreements, and any provisions of the Business Policies that inherently survive following a separation from employment. Notwithstanding the foregoing, and for purposes of clarity, Executive will continue to be bound by Company policies governing employee conduct during the Transition Period, including but not limited to the Company’s Code of Conduct and other Business Policies.

27.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

28.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

29.    Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within twenty one (21) days of the date this Agreement is presented to him by the Company.  Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

30.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

31.    Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)    he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

RAMZI HAIDAMUS, an individual

Dated: March 27, 2013    /s/ RAMZI HAIDAMUS
Ramzi Haidamus

DOLBY LABORATORIES, INC.

Dated: March 27, 2013    By /s/ ANDREW DAHLKEMPER
Andrew Dahlkemper
SVP, Human Resources

EXHIBIT A
SUPPLEMENTAL RELEASE AGREEMENT

In consideration for the mutual promises and consideration provided both herein and in the Separation Agreement and Release executed on _______________, 201_ (the “Original Release”) between Ramzi Haidamus (“Executive”) and Dolby Laboratories, Inc. (the “Company”) (collectively the “Parties”), the Parties hereby extend by this supplemental release to any and all claims that may have arisen during the Transition Period and Executive’s dated signature, below (the “Supplemental Release”).

In the event that Executive engages in New Employment (as defined in the Original Release) without the Company’s Consent before December 31, 2013, he will not be eligible to receive the Consideration set forth in Paragraph 1 of this Supplemental Release and any consideration payments and benefits being provided to Executive pursuant to the Original Release that have not already been earned will immediately cease.

1.Consideration. The following consideration is subject to Executive’s compliance with the terms and conditions of the Original Release and this Supplemental Release:

a.    Lump Sum Cash Payment. The Company agrees to pay Executive a lump sum of Four Hundred Fifty Thousand Dollars ($450,000), less applicable withholding. This payment will be made to Executive within ten (10) business days after the Effective Date of this Supplemental Release.

b.    Vested Equity/Equity Acceleration. Subject to the terms of this Supplemental Release, if Executive remains employed by the Company through December 31, 2013, and has not engaged in New Employment prior to December 31, 2013, the Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, or the number of shares of the Company’s common stock that are settled pursuant to the Stock Agreements, Executive will be considered to have vested in an aggregate of 169,822 options and restricted stock units as of December 31, 2013 and no more.  Such vested share figure includes (a) 10,500 shares that shall be deemed vested under that certain Restricted Stock Unit award for 21,000 shares granted on August 15, 2012 and (b) 46,775 shares that shall be deemed vested under that certain option agreement for 93,550 shares granted on August 15, 2012 (such agreements the “August 2012 Awards”).  Executive acknowledges that regardless of whether Executive continues to provide Transition Services following December 31, 2013, no additional shares will vest under the August 2012 Awards. For purposes of clarity, other than the August 2012 Awards, the Parties agree that Executive’s Stock Agreements that are subject to vesting will continue to vest during the Transition Period, subject to the terms of the Original Release. The exercise of Executive’s vested options and settlement of restricted stock unit award shares (other than the August 2012 Awards) shall continue to be governed by the terms and conditions of the Stock Agreements.

2.    Supplemental Release. The undersigned Parties expressly acknowledge and agree that the terms of the Original Release shall apply equally to this Supplemental Release and are incorporated herein. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Supplemental Release.

3.    California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

4.    ADEA Waiver. Executive further expressly understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date he executes this Supplemental Release. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Supplemental Release; (b) he has twenty-one (21) days within which to consider this Supplemental Release, by which time the Company must receive an executed copy; (c) he has seven (7) days following his execution of this Supplemental Release to revoke this Supplemental Release, and agrees that any such revocation must be in a writing by email or federal express received by the Company by midnight on the seventh day following Executive’s execution of this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release.

5.    Voluntary Execution of Supplemental Release. Executive understands and agrees that he executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that: (a) he has read this Supplemental Release; (b) he has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Supplemental Release and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Supplemental Release.

6.    Effective Date. Each Party has seven (7) days after that Party signs this Supplemental Release to revoke it. This Supplemental Release will become effective on the eighth (8th) day after Executive signed this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.
RAMZI HAIDAMUS, an individual

Dated: ________________, 201__
Ramzi Haidamus

DOLBY LABORATORIES, INC.

Dated: ________________, 201__    By
Andrew Dahlkemper
SVP, Human Resources

EXHIBIT B
FINAL RELEASE AGREEMENT

In consideration for the mutual promises and consideration provided both herein and in the Separation Agreement and Release executed on _______________, 201___ (the “Original Release”) between Ramzi Haidamus (“Executive”) and Dolby Laboratories, Inc. (the “Company”) (collectively the “Parties”), the Parties hereby extend by this final release to any and all claims that may have arisen during the Transition Period and Executive’s dated signature, below (the “Final Release”).

In the event that Executive engages in New Employment (as defined in the Original Release) without the Company’s Consent before March 31, 2014, he will not be eligible to receive the Consideration set forth in Paragraph 1 of this Final Release and any consideration payments and benefits being provided to Executive pursuant to the Original Release that have not already been earned will immediately cease.

1.    Consideration. Subject to Executive’s compliance with the terms and conditions of the Original Release, the Company agrees to pay Executive a lump sum of Forty-Two Thousand Dollars ($42,000), less applicable withholding. This payment will be made to Executive within ten (10) business days after the Effective Date of this Final Release.

2.    Vested Equity. Subject to the terms of this Final Release, if Executive remains employed by the Company through March 31, 2014, and has not engaged in New Employment prior to March 31, 2014, the Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, or the number of shares of the Company’s common stock that are settled pursuant to the Stock Agreements, Executive will be considered to have vested in 186,883 options and restricted stock units as of March 31, 2014, and no more. For purposes of clarity, other than the August 2012 Awards, the Parties agree that Executive’s Stock Agreements that are subject to vesting will continue to vest during the Transition Period, subject to the terms of the Original Release. The exercise of Executive’s vested options and settlement of restricted stock unit award shares (other than the August 2012 Awards) shall continue to be governed by the terms and conditions of the Company’s Stock Agreements.

3.    Final Release. The undersigned Parties expressly acknowledge and agree that the terms of the Original Release shall apply equally to this Final Release and are incorporated herein. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Final Release.

4.    California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

5.    ADEA Waiver. Executive further expressly understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date he executes this Final Release. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Final Release; (b) he has twenty-one (21) days within which to consider this Final Release, by which time the Company must receive an executed copy; (c) he has seven (7) days following his execution of this Final Release to revoke this Final Release, and agrees that any such revocation must be in a writing by email or federal express received by the Company by midnight on the seventh day following Executive’s execution of this Final Release; (d) this Final Release shall not be effective until after the revocation period has expired; and (e) nothing in this Final Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Final Release and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Final Release.

6.    Voluntary Execution of Final Release. Executive understands and agrees that he executed this Final Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that: (a) he has read this Final Release; (b) he has been represented in the preparation, negotiation, and execution of this Final Release by legal counsel of his own choice or has elected not to retain legal counsel; (c) he understands the terms and consequences of this Final Release and of the releases it contains; and (d) he is fully aware of the legal and binding effect of this Final Release.

7.    Effective Date. Each Party has seven (7) days after that Party signs this Final Release to revoke it. This Final Release will become effective on the eighth (8th) day after Executive signed this Final Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

IN WITNESS WHEREOF, the Parties have executed this Final Release on the respective dates set forth below.
RAMZI HAIDAMUS, an individual

Dated: ________________, 201__
Ramzi Haidamus

DOLBY LABORATORIES, INC.

Dated: ________________, 201__    By
Andrew Dahlkemper
SVP, Human Resources